                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           HELMERICH AND PAYNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                            Helmerich & Payne, Inc.
                             Utica at Twenty-First
                             Tulsa, Oklahoma 74114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held at The Philbrook Museum of Art, Patti Johnson Wilson Hall, 2727 South Rockford Road, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 7, 2001, for the following purposes:

          1. To elect three Directors comprising the class of Directors of the Corporation known as the "First Class" for a three-year term expiring in 2004.

          2. To consider and vote upon the approval of the proposed Helmerich & Payne, Inc. 2000 Stock Incentive Plan (a copy of which is attached hereto and marked Appendix "A").

          3. To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

     In accordance with the By-Laws, the close of business on January 9, 2001, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

     The Corporation's Proxy Statement is submitted herewith. The annual report for the year ended September 30, 2000, has been mailed previously to all stockholders.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Tulsa, Oklahoma
January 26, 2001

                            HELMERICH & PAYNE, INC.
                             Utica at Twenty-First
                             Tulsa, Oklahoma 74114
                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc. (the "Corporation"), and will be voted at the Annual Meeting of Stockholders on March 7, 2001. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 26, 2001.

     Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

     The cost of this solicitation will be paid by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. The Corporation does not intend to cause a solicitation to be made by specially engaged employees or other paid solicitors.

     At the close of business on January 9, 2001, there were 53,528,952 issued and outstanding shares of the common stock of the Corporation, the holders of which, except the Corporation which is the holder of 3,391,484 shares of treasury stock, are entitled to one vote per share on all matters. There is no other class of securities of the Corporation entitled to vote at the meeting. Only stockholders of record at the close of business on January 9, 2001, will be entitled to vote at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each stockholder of the Corporation who, to the knowledge of the Corporation, beneficially owns more than 5% of the Corporation's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 9, 2001.

                                             AMOUNT AND
                                             NATURE OF    PERCENT
  TITLE OF           NAME AND ADDRESS        BENEFICIAL     OF
   CLASS           OF BENEFICIAL OWNER       OWNERSHIP     CLASS
  --------         -------------------       ----------   -------
Common Stock   State Farm Mutual Automobile
                 Insurance Company
                 One State Farm Plaza
                 Bloomington, Illinois
                 61710                       4,133,929(1) 8.245%

---------------

(1) State Farm Mutual Automobile Insurance Company has sole voting and dispositive power with respect to 4,128,600 shares. State Farm Investment Management Corp. shares sole voting and dispositive power with respect to 5,329 shares. This information is based upon State Farm Mutual Automobile Insurance Company's Schedule 13G Amendment dated February 4, 2000.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Corporation's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers (the Chief Executive Officer and other four most highly compensated executive officers collectively, the "named executive officers"), and all directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of January 9, 2001.

                                               AMOUNT AND
                                               NATURE OF     PERCENT
    DIRECTORS AND NAMED                        BENEFICIAL       OF
    EXECUTIVE OFFICERS       TITLE OF CLASS   OWNERSHIP(1)   CLASS(2)
    -------------------      --------------   ------------   --------
W. H. Helmerich, III          Common Stock     2,050,335(3)   4.089%
Hans Helmerich                Common Stock       527,611(4)   1.037%
George S. Dotson              Common Stock       292,118(5)
Steven R. Shaw                Common Stock       179,929(6)
Douglas E. Fears              Common Stock        88,997(7)
Steven R. Mackey              Common Stock        46,588(8)
L. F. Rooney, III             Common Stock        33,000(9)
John D. Zeglis                Common Stock         7,000
Glenn A. Cox                  Common Stock         6,000(10)
George A. Schaefer            Common Stock         5,000
William L. Armstrong          Common Stock         5,000
Edward B. Rust, Jr.           Common Stock         3,400
All Directors and Executive
  Officers as a Group         Common Stock     3,275,510(11)  6.439%

---------------

 (1) Unless otherwise indicated, all shares are owned directly by the named person, and he has sole voting and investment power with respect to such shares.

 (2) Percentage calculation not included if beneficial ownership is less than one percent of class.

 (3) Includes 150,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 20,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

 (4) Includes options to purchase 281,000 shares exercisable within 60 days; 8,914 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of December 13, 2000; 21,245 shares owned by Mr. Hans Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 15,450 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 2,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 15,000 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, for which he shares voting and investment power.

 (5) Includes options to purchase 190,000 shares exercisable within 60 days; 3,560 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of December 13, 2000; 1,300 shares held in a trust for a family member for which Mr. Dotson, as a Co-trustee, shares voting and investment power; 42,554 shares owned by Mr. Dotson's wife, with respect to which he has disclaimed all beneficial ownership; and 11,125 shares owned by The Dotson Family Charitable Foundation, for which Mr. Dotson is Co-trustee, and for which he shares voting and investment power.

 (6) Includes options to purchase 124,000 shares exercisable within 60 days; and 3,186 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of December 13, 2000; and 4,400 shares in Mr. Shaw's IRA rollover account.

 (7) Includes options to purchase 70,000 shares exercisable within 60 days; and 800 shares owned by a charitable foundation, for which Mr. Fears is Co-trustee, and for which he shares voting and investment power.

 (8) Includes options to purchase 41,000 shares exercisable within 60 days; and 2,922 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of December 13, 2000.

 (9) Includes 29,000 shares held by a corporation controlled by Mr. Rooney.

(10) Includes 2,000 shares held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox's wife.

(11) Includes options to purchase 728,978 shares exercisable within 60 days; and 20,718 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of December 13, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation ("Board") is divided into three classes - First Class, Second Class, and Third Class - whose terms expire in different years. The terms of the Directors of the First Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the Second Class and the Third Class do not expire until 2002 and 2003, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First, Second and Third Classes of Directors will be comprised of three Directors each.

     The Directors belonging to the Second Class and the Third Class, which are not coming up for election at this meeting, and the Nominees for Directors of the First Class, are as follows:

DIRECTORS OF THE SECOND CLASS

                                                                                                      YEAR
                                         EXPIRATION                                                  FIRST
                                         OF PRESENT               PRINCIPAL OCCUPATION               BECAME
NAME                               AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
----                               ---   ----------            -------------------------            --------

John D. Zeglis                     53       2002      President of AT&T Corporation; Chairman and     1989
                                                        CEO, AT&T Wireless Group (telecommunica-
[J.D. Zeglis photo]                                     tions services). Director of AT&T
                                                        Corporation; AT&T Canada Corporation;
                                                        Dynergy Corp.; and Sara Lee Corp.

William L.                         63       2002      Chairman of Transland Financial Services,       1992
Armstrong                                               Inc. (mortgage banking); Cherry Creek
                                                        Mortgage Company (mortgage banking); and
[William Armstrong                                      Frontier Real Estate, Inc. (residential
photo]                                                  real estate brokerage). Director of
                                                        UNUMProvident Corporation; Storage
                                                        Technology Corp. and Oppenheimer Funds.

L. F. Rooney, III                  47       2002      Chairman, Manhattan Construction Company        1996
                                                        (construction and construction management
[L.F. Rooney, III                                       services) and President of Rooney Brothers
photo]                                                  Company (holding company with interests in
                                                        construction, electronics and building
                                                        components). Director of BOK Financial
                                                        Corp. and Bank of Oklahoma, N.A.

DIRECTORS OF THE THIRD CLASS

                                                                                                      YEAR
                                         EXPIRATION                                                  FIRST
                                         OF PRESENT               PRINCIPAL OCCUPATION               BECAME
NAME                               AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
----                               ---   ----------            -------------------------            --------

W. H. Helmerich,                   78       2003      Chairman of the Board of the Corporation.       1949
III                                                     Director of Atwood Oceanics, Inc.
[W.H. Helmerich-III
photo]

Glenn A. Cox                       71       2003      Retired President and Chief Operating           1992
                                                        Officer of Phillips Petroleum Company
[Glenn A. Cox                                           (large integrated oil company). Director
photo]                                                  of The Williams Companies, Inc.

Edward B. Rust, Jr.                50       2003      Chairman of the Board and Chief Executive       1997
                                                        Officer of State Farm Mutual Automobile
[Edward B. Rusy,                                        Insurance Company. Director of State Farm
Jr. photo]                                              VP Management Corp. and State Farm Mutual
                                                        Fund Trust.

NOMINEES FOR THE DIRECTORS OF THE FIRST CLASS

                                                                                                      YEAR
                                         EXPIRATION                                                  FIRST
                                         OF PRESENT               PRINCIPAL OCCUPATION               BECAME
NAME                               AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
----                               ---   ----------            -------------------------            --------

Hans Helmerich                     42       2001      President of the Corporation and Chief          1987
                                                        Executive Officer; holds similar positions
[Hans Helmerich                                         as Chairman or President and as Chief
photo]                                                  Executive Officer of subsidiary companies.
                                                        Director of Atwood Oceanics, Inc.

George S. Dotson                   60       2001      Vice President of the Corporation and           1990
                                                        President and Chief Operating Officer of
[George S. Dotson                                       Helmerich & Payne International Drilling
photo]                                                  Co.; holds similar positions as President
                                                        and Chief Operating Officer of Helmerich &
                                                        Payne International Drilling Co.
                                                        subsidiary companies. Director of Atwood
                                                        Oceanics, Inc. and Varco International,
                                                        Inc.

George A. Schaefer                 72       2001      Retired Chairman and Chief Executive Officer    1988
                                                        of Caterpillar Inc. (manufacturer of
[George A. Schaefer                                     earthmoving, construction, and
photo]                                                  materials-handling machinery and
                                                        equipment). Director of Aon Corporation.

     With regard to the election of the Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Unless otherwise specified, the proxies on the enclosed form which are executed and returned will be voted for the nominees listed above as

"Nominees for Directors of the First Class." The proxies executed and returned on the enclosed form can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. In all matters other than election of directors, a majority of shares of common stock voting in person or by proxy is required for approval. Abstentions and broker non-votes shall not be counted except for purposes of determining the presence of a quorum at the meeting.

     The Corporation's transfer agent will tabulate all votes which are received prior to the date of the Annual Meeting. The Corporation has appointed two employee inspectors to receive the transfer agent's tabulation, to tabulate all other votes, and to certify the voting results.

     The principal occupation of each of the Directors and the Nominees for Directors of the First Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to Mr. John D. Zeglis, who was Senior Vice President - General Counsel and Government Affairs of AT&T prior to October, 1997; and Mr. Edward B. Rust, Jr. who was President of State Farm Mutual Automobile Insurance Company prior to September, 1998. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

ATTENDANCE

     There were four regularly scheduled meetings of the Board held during fiscal 2000. No Director attended fewer than 75% of the aggregate of the total number of the meetings of the Board of Directors and its committees held during fiscal 2000.

COMMITTEES

     Mr. Glenn A. Cox and Mr. L. F. Rooney, III, are members of the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Corporation. Each member of the Audit Committee is "independent" as that term is defined by the Listing Standards of the New York Stock Exchange. A copy of the Audit Committee Charter is included as Appendix "B" to this Proxy Statement. During the fiscal year ended September 30, 2000, the Audit Committee held two meetings.

     Mr. William L. Armstrong, Mr. George A. Schaefer, and Mr. John D. Zeglis are members of the Human Resources Committee. The functions of the Human Resources Committee are to review and make recommendations or decisions regarding: (i) the election and salaries of officers and key management employees; (ii) bonus awards, stock option plans and awards, and other fringe benefit plans; and (iii) management succession. During the year ended September 30, 2000, the Human Resources Committee held three meetings.

     The Corporation does not have a nominating committee. All nominations are presented to the Board.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The information contained in the following Summary Compensation Table for fiscal years 2000, 1999, and 1998 is furnished with respect to the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                   ---------------------------------
                                  ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                       -----------------------------------------   -----------------------   -------
                                                        (1)                        (2)
                                                       OTHER       RESTRICTED   SECURITIES                 (3)
                                                       ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
 NAME AND PRINCIPAL                                 COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
      POSITION         YEAR  SALARY($)   BONUS($)       ($)           ($)          (#)         ($)         ($)
 ------------------    ----  ---------   --------   ------------   ----------   ----------   -------   ------------
Hans Helmerich         2000   460,000    425,000        782           --          90,000       --         8,500
President and          1999   440,185    125,000        765           --          90,000       --         8,000
CEO                    1998   417,500    187,000        784           --          90,000       --         8,000

George S. Dotson       2000   405,654    220,000        545           --          60,000       --         8,500
Vice President         1999   385,257    110,000        537           --          60,000       --         8,000
and President of       1998   367,019    160,000        548           --          60,000       --         8,000
Drilling Subsidiary

Steven R. Shaw         2000   286,000    200,000        479           --          50,000       --         8,500
Vice President         1999   262,753     45,000        464           --          50,000       --         8,000
Production             1998   258,750     70,000        604           --          50,000       --         8,000

Douglas E. Fears       2000   237,500    135,000        669           --          30,000       --         8,500
Vice President         1999   218,011     37,000        646           --          30,000       --         9,400
Finance                1998   216,250     73,000        639           --          30,000       --         8,000

Steven R. Mackey       2000   199,000    110,000        582           --          25,000       --         8,200
Vice President,        1999   190,744     30,000        702           --          25,000       --         8,000
General Counsel        1998   182,500     60,000        627           --          25,000       --         8,000
and Secretary

---------------

(1) The amounts specified in this column represent payments of estimated tax liability with respect to Corporation-provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2) The references to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Corporation has never authorized any SARs.

(3) With respect to each of the named executive officers, the amounts specified in this column represent only the Corporation's matching contributions to its 401(k) Plan on behalf of each such executive officer.

STOCK OPTION GRANTS

     The following table provides information with respect to stock options granted during fiscal year 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   GRANT DATE
                                                             INDIVIDUAL GRANTS                        VALUE
                                             --------------------------------------------------   -------------
                                                          PERCENT OF
                                             NUMBER OF      TOTAL
                                             SECURITIES    OPTIONS
                                             UNDERLYING   GRANTED TO
                                              OPTIONS     EMPLOYEES    EXERCISE OR                 GRANT DATE
                                              GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   PRESENT VALUE
                    NAME                       (#)(1)        YEAR       ($/SH)(2)       DATE          $(3)
                    ----                     ----------   ----------   -----------   ----------   -------------
Hans Helmerich..............................   90,000        .117          24.75      12/1/09        791,100
George S. Dotson............................   60,000        .078          24.75      12/1/09        527,400
Steven R. Shaw..............................   50,000        .065          24.75      12/1/09        439,500
Douglas E. Fears............................   30,000        .039          24.75      12/1/09        263,700
Steven R. Mackey............................   25,000        .033          24.75      12/1/09        219,750

---------------

(1) These options were granted pursuant to the Helmerich & Payne, Inc. 1996 Stock Incentive Plan and are nonqualified stock options which vest annually in 25% increments, beginning one year from the date of grant.

(2) The exercise price is the fair market value of the Corporation's stock on the grant date.

(3) The hypothetical present values on grant date were calculated under a modified Black-Scholes model, which is a mathematical formula used to value options. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value the options include the stock's expected annual volatility rate (47.51%), risk free rate of return (6.28%), dividend yield (1.13%), term (10 years), and discounts for forfeiture of unvested shares (21.21%) and reduced term on vested shares (18.42%).

     The ultimate values of these options will depend on the future market price of the Corporation's stock, which cannot be forecast with reasonable accuracy. The Corporation does not believe that the Black-Scholes model, whether modified or not modified, or any other valuation model, is a reliable method of computing the present value of the Corporation's employee stock options. The actual value, if any, the optionee will realize will depend on the excess of the market value of the Corporation's stock over the exercise price on the date of exercise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executive officers of the Corporation concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                              NUMBER OF
                                                                              SECURITIES        VALUE OF
                                                                              UNDERLYING       UNEXERCISED
                                                                             UNEXERCISED      IN-THE-MONEY
                                                                              OPTIONS AT       OPTIONS AT
                                                                              FY-END(#)       FY-END($)(1)
                                     SHARES ACQUIRED                       EXERCISABLE(2)/    EXERCISABLE/
               NAME                  ON EXERCISE($)    VALUE REALIZED($)   UNEXERCISABLE(3)   UNEXERCISABLE
               ----                  ---------------   -----------------   ----------------   -------------
Hans Helmerich.....................         -0-                 -0-            199,500/         2,848,407/
                                                                               230,500          2,609,094
George S. Dotson...................         -0-                 -0-            135,000/         1,919,062/
                                                                               155,000          1,752,812
Steven R. Shaw.....................      15,000             360,000             80,500/           975,657/
                                                                               124,500          1,413,719
Douglas E. Fears...................      16,500             358,501             43,500/           464,719/
                                                                                75,500            856,282
Steven R. Mackey...................      15,250             255,547             24,500/           120,750/
                                                                                64,250            726,985

---------------

(1) Fair market value used for computations in this column was $36.125 per share, which was the closing price of the Corporation's common stock on September 30, 2000.

(2) These totals contain out-of-the-money options of 45,000, 30,000, 25,000 15,000 and 12,500 for Messrs. Helmerich, Dotson, Shaw, Fears and Mackey, respectively.

(3) These totals contain out-of-the-money options of 45,000, 30,000, 25,000, 15,000 and 12,500 for Messrs. Helmerich, Dotson, Shaw, Fears and Mackey, respectively.

LONG-TERM INCENTIVE PLANS

     The Corporation has no long-term incentive plans.

PENSION PLANS

     The pension plan benefit under the Corporation's retirement plan is calculated pursuant to the following formula:

                 Compensation X 1.5% = Annual Pension Benefit.

Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and
Section 125 "cafeteria plan" deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

     Based upon this formula, an assumed annual salary growth rate of 6%, and an age 62 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

                                                                          ANNUAL
                                                              CURRENT   RETIREMENT
                            NAME                                AGE     BENEFIT(1)
                            ----                              -------   ----------
Hans Helmerich..............................................    42       $435,998
George S. Dotson............................................    60       $142,704
Steven R. Shaw..............................................    50       $141,497
Douglas E. Fears............................................    51       $100,775
Steven R. Mackey............................................    50       $ 97,638

---------------

(1) The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and are not subject to any reduction for Social Security or other offset amounts.

REPORT ON REPRICING OF OPTIONS

     There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the members of the Corporation's Human Resources Committee (which functions as the Corporation's compensation committee) were Mr. William L. Armstrong, George A. Schaefer, and Mr. John D. Zeglis. No executive officer or director of the Corporation has any relationship covered by the Compensation Committee Interlock and Insider Participation regulations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Helmerich & Payne, Inc. 1990 Stock Option Plan and the Helmerich & Payne, Inc. 1996 Stock Incentive Plan contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a "change of control" of the Corporation, as defined in such plans.

     If a named executive officer dies prior to age 65 while employed by the Corporation or after having retired under the Corporation's pension plan, then pursuant to an agreement with each named executive officer the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Corporation until age 65 or has retired under the provisions of the Corporation's pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

                        HUMAN RESOURCES COMMITTEE REPORT

     Decisions with regard to the compensation of the Corporation's executive officers are generally made by the Human Resources Committee of the Board ("Committee"). Each member of the Committee is a non-employee director. Decisions about awards under the Corporation's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of the Corporation's executive officers are reviewed and approved by the Board. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar-year salary adjustments and stock-based compensation, as well as to consider bonus compensation for executive officers for the prior fiscal year.

  Executive Officer Compensation Policies

     The Corporation's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Corporation's performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including certain of those companies contained within the S&P Oil & Gas (Drilling & Equipment)-500 Index. Also, when the Committee contemplates the awarding of stock options or restricted stock to its executives, it considers the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Corporation has developed a straightforward compensation package consisting of salary, annual bonus, and periodic awards of stock options and/or restricted stock. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Base salaries are conservatively set to recognize individual performance while attempting to generally approximate the median level of base salaries among the Corporation's competitors. Annual bonuses to executive officers are awarded based upon corporate and/or divisional performance criteria, competitive considerations, and the Committee's subjective determination of individual performance. Awards of stock options and restricted stock are primarily designed to tie a portion of each executive's compensation to long-term future performance of the Corporation. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and stockholders' interests. The value of these awards will increase or decrease based upon the future price of the Corporation's stock.

     During fiscal 2000, the Committee, with the assistance of an independent compensation consulting firm, reviewed the Corporation's executive compensation practices. There were no material changes made in the Corporation's executive compensation practices as a result of such review.

     In determining executive compensation for fiscal 2000, the Committee considered the Corporation's overall historical performance and its future objectives, together with fiscal 2000 corporate performance. The Committee believes that this policy provides a certain degree of stability in executive compensation considering the cyclical nature of the Corporation's businesses. Within this framework, the Committee considered several disproportionately weighted corporate and divisional performance objectives in making its compensation decisions for fiscal 2000. The performance objectives applicable to the entire corporation and their weighting were: net income as a percentage of invested capital (70%) and earnings per share (30%). The divisional objectives and weighting for the contract drilling business were: divisional net income as a percentage of invested capital (70%); pre-tax cash flow from operations (15%); and after-tax income (15%). The divisional objectives and weighting for the exploration and production business were: finding cost (50%); after-tax income (25%); and divisional net income as a percentage of invested capital (25%). The Committee determined that all of the divisional and corporate target performance objectives were exceeded in fiscal 2000.

     Each of the executive officers was assigned a 2000 target bonus award expressed as a percentage of base salary. Each of the executive officers was also assigned a corporate and/or divisional performance weighting percentage based upon each officer's corporate and/or divisional responsibilities. Whether an executive officer earns all, more, or a portion of his target bonus award depends upon satisfaction of corporate and/or divisional performance objectives, the corporate and/or divisional weighting assigned to an executive officer and the Committee's subjective determination of individual performance.

     During fiscal 2000, stock options were awarded to the executive officers and other key employees. In making these stock option awards, the Committee considered both individual performance and the amount of stock option awards made by competitors.

     Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million annually will not be deductible for federal income tax purposes. The current compensation levels of the Corporation's executive officers are below the $1 million threshold. In the event that the Corporation's compensation levels approach the $1 million deduction cap, the Committee will further analyze Section 162(m) and take such action as it deems appropriate.

  Compensation Paid to the Chief Executive Officer

     Mr. Helmerich's compensation is determined in the same manner as described for the other executive officers. For fiscal 2000, Mr. Helmerich earned a $425,000 bonus and a 4.5% salary increase. Consistent with the Corporation's compensation policies, Mr. Helmerich's salary was increased in order to approximate the median level of base salaries of competitor CEOs. However, Mr. Helmerich's fiscal 2000 bonus was $300,000 more than the bonus he received for fiscal 1999. The increase in Mr. Helmerich's bonus was due to the fact that all divisional and corporate target performance objectives were exceeded in fiscal 2000 but were only partially met in fiscal 1999.

     In addition, the Committee awarded Mr. Helmerich stock options to purchase 90,000 shares of stock. The Committee based this award on its subjective assessment of Mr. Helmerich's performance as CEO and the amount of stock options awarded to competitor CEOs.

                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE

     William L. Armstrong         George A. Schaefer         John D. Zeglis

                             AUDIT COMMITTEE REPORT

     In conjunction with its activities during the fiscal year ended September 30, 2000, the Audit Committee has reviewed and discussed the Corporation's audited financial statements with management of the Corporation. The members of the Audit Committee have also discussed with the Corporation's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61. The Audit Committee has received from the Corporation's independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the Corporation's fiscal year ended September 30, 2000.

                        SUBMITTED BY THE AUDIT COMMITTEE
               Glenn A. Cox                     L. F. Rooney, III

PERFORMANCE GRAPH

     The following performance graph reflects the yearly percentage change in the Corporation's cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 Index and the S&P Oil & Gas (Drilling & Equipment)-500 Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

                    CUMULATIVE TOTAL RETURN ON COMMON STOCK

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------
                               Base
                              Period
                             September    September    September    September    September    September
                               1995         1996         1997         1998         1999         2000
-------------------------------------------------------------------------------------------------------
 HELMERICH & PAYNE, INC.       100.00       157.46       291.56       154.79       189.18        272.61
 S&P 500 INDEX                 100.00       120.33       169.00       184.29       235.53        266.82
 S&P OIL & GAS (DRILLING
  & EQUIPMENT)-500 INDEX       100.00       134.13       246.72       145.16       193.49        273.22


DIRECTOR COMPENSATION

     Pursuant to the Non-Employee Directors' Stock Compensation Plan, each non-employee Director of the Corporation receives a minimum of 800 shares, subject to a maximum of 1,600 shares, of the Corporation's common stock as an annual retainer fee in lieu of a cash retainer payment. In addition, each non-employee Director receives a $2,500 attendance fee for each regularly scheduled meeting that he attends, plus expenses incurred in connection with attending meetings. Mr. W. H. Helmerich, III receives no compensation from the Corporation for serving as its Chairman of the Board, nor do the employee Directors receive compensation for serving on the Board of Directors.

     Members of the Corporation's Audit Committee and the Human Resources Committee receive a fee of $500 per meeting attended, plus expenses incurred in connection with attending meetings. It is anticipated that there will be four regularly scheduled meetings of the Board during fiscal 2001.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Corporation in December of 1989. Pursuant to a consulting agreement with the Corporation, he receives $154,800 per year for a one-year term commencing January 1, 1990, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Corporation. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Corporation or Mr. W. H. Helmerich, III.

     Mr. Rik Helmerich is the son of Mr. W. H. Helmerich, III and the brother of Mr. Hans Helmerich. The Corporation, through a wholly-owned subsidiary, owns an outdoor shopping mall and leases space, at competitive rates, to two restaurants which are partially owned by Mr. Rik Helmerich. The annual rental paid by such restaurants to the Corporation's subsidiary in fiscal 2000 totaled $111,059.40.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the fiscal year ended September 30, 2000, all reports were filed on a timely basis with the Securities and Exchange Commission.

     In making this disclosure, the Corporation has relied solely upon the written representations of its Directors and executive officers, and copies of the reports they have filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANTS

     The independent public accounting firm selected by the Corporation for the current year which audited the accounts of the Corporation for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

AUDIT FEES

     For fiscal 2000, the Corporation agreed to pay Ernst & Young LLP a total audit fee of $126,500, which has been paid. The audit fee covers the (i) annual audit of the Corporation's financial statements included in the Corporation's Form 10-K, and (ii) review of the Corporation's quarterly reports on Form 10-Q for the fiscal year ended September 30, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not perform any financial information technology services for the Corporation during fiscal 2000.

ALL OTHER FEES

     The Corporation was billed a total of $128,795 for all other services, including $33,200 for audit related services and $95,595 for tax related and other services rendered by Ernst & Young LLP during the fiscal year ended September 30, 2000.

     The Audit Committee considered whether Ernst & Young LLP's provision of non-audit services is compatible with maintaining such firm's independence.

                                   PROPOSAL 2

                      APPROVAL OF HELMERICH & PAYNE, INC.
                           2000 STOCK INCENTIVE PLAN

     Currently the Corporation has stock options outstanding under the Helmerich & Payne, Inc. 1990 Stock Option Plan approved by the stockholders on March 6, 1991 ("1990 Plan") and under the Helmerich & Payne, Inc. 1996 Stock Incentive Plan approved by the stockholders on March 5, 1997 ("1996 Plan"). Also, the Corporation has awarded common stock grants to non-employee Directors on an annual basis pursuant to the Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan approved by the stockholders on March 5, 1997 ("Non-Employee Directors Plan"). Since options will not be awarded nor restricted stock granted after December 6, 2000 under the 1990 Plan and the 1996 Plan nor will stock grants be awarded under the Non-Employee Directors Plan after December 6, 2000, and in order, among other things, to permit the Corporation to grant stock options and/or restricted stock to key employees and non-employee Directors in the future, it is proposed that the stockholders approve the Helmerich & Payne, Inc. 2000 Stock Incentive Plan (the "Stock Incentive Plan").

     The Board has adopted, subject to stockholder approval, the Stock Incentive Plan, which will have the effect of authorizing the Corporation through the Committee to grant non-qualified stock options, incentive stock options and restricted stock awards to key employees and non-employee Directors subject to the conditions set forth in the Stock Incentive Plan. The Board has reserved 3,000,000 shares of common stock of the Corporation for grant to participants designated by the Committee under the Stock Incentive Plan. A brief description of the Stock Incentive Plan appears below. A copy of the Stock Incentive Plan is attached to this Proxy Statement as Appendix "A" and the description contained herein is qualified in its entirety by reference to the complete text of the Stock Incentive Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Stock Incentive Plan.

BACKGROUND

     The purpose of the Stock Incentive Plan is to create incentives that are designed to motivate participants to put forth maximum efforts toward the success and growth of the Corporation and to enable the Corporation to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Corporation's success. Toward these objectives, the Stock Incentive Plan provides for the granting of options and restricted stock awards.

ADMINISTRATION

     The Stock Incentive Plan provides for administration by the Human Resources Committee of the Corporation's Board of Directors ("Committee"). Among the powers granted to the Committee are the powers to interpret the Stock Incentive Plan, establish rules and regulations for its operation, select participants to receive awards, and, subject to the other terms and provisions of the Stock Incentive Plan, determine the timing, form, amount and other terms and conditions pertaining to any award.

ELIGIBILITY FOR PARTICIPATION

     Any key employee of the Corporation or any of its subsidiaries and any non-employee Director of the Corporation is eligible to participate in the Stock Incentive Plan. The selection of participants is within the discretion of the Committee. Approximately 200 employees are eligible to participate in the Stock Incentive Plan. The benefits or amounts to be received by or allocated to the participants in the Stock Incentive Plan will be determined in the sole discretion of the Committee.

TYPES OF AWARDS

     The Stock Incentive Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as incentive stock options under
Section 422 of the Code; and (ii) restricted stock. The awards may be granted singly or in combination as determined by the Committee; provided however that non-employee Directors shall not be awarded incentive stock options or restricted stock.

AMENDMENT OF THE STOCK INCENTIVE PLAN

     The Corporation, through the Board, may amend the Stock Incentive Plan at any time, but may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under the Stock Incentive Plan (except for certain antidilution adjustments described below), or materially modify any provision of the Stock Incentive Plan. In addition, the Stock Incentive Plan provides for the automatic adjustment of the number and kind of shares available thereunder and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or if the number of shares of common stock is increased through a stock dividend. The Stock Incentive Plan also provides that an adjustment in the number of shares available thereunder and in the number of shares subject to any outstanding awards may be made if the Committee determines that any other change in the number or kind of shares of common stock equitably requires such an adjustment.

OTHER COMPONENTS OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan authorizes the Committee to grant awards during the period beginning December 6, 2000 and ending December 6, 2010. Shares of common stock subject to stock option awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, will again be available for issuance subject to awards under the Stock Incentive Plan.

STOCK OPTIONS

     Under the Stock Incentive Plan, the Committee may grant awards in the form of options to purchase shares of common stock. The Committee will, with regard to each option, determine the terms and conditions of each option, the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The exercise price of an option may be paid by a participant in cash, shares of common stock or a combination thereof. Any option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code. Subject to the adjustment provisions of the Stock Incentive Plan, the aggregate number of shares of common stock made subject to the award of options to any participant in any fiscal year of the Corporation may not exceed 200,000. The closing price of the Corporation's common stock on January 9, 2001 was $41.625 per share.

RESTRICTED STOCK AWARDS

     The Stock Incentive Plan authorizes the Committee to grant awards in the form of restricted stock. Restricted stock awards will be subject to such terms, conditions, restrictions and/or limitations as the Committee deems appropriate including, but not limited to, restrictions on transferability, and continued employment. Each restricted stock award will require a minimum restriction period of three years. Subject to the adjustment provisions of the Stock Incentive Plan, in no event shall more than 450,000 shares of common stock be awarded to participants as restricted stock awards.

OTHER TERMS OF AWARDS

     Upon granting of any award, the Committee will, by way of an award agreement, establish such other terms, conditions, restrictions and/or limitations governing the granting of such awards as are not inconsistent with the Stock Incentive Plan.

CHANGE OF CONTROL EVENT

     Upon the occurrence of a Change of Control of the Corporation, the unvested portions of all outstanding awards are immediately and automatically fully vested without the requirement of any further act of the Corporation or the participant.

FEDERAL TAX TREATMENT

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the Stock Incentive Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Corporation is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Corporation will not be entitled to any deduction for federal income tax purposes.

     The participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Corporation is entitled to a corresponding deduction for the same amounts.

     A participant who has been granted a restricted stock award will not realize taxable income at the time of the grant, and the Corporation will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and the Corporation will be entitled to a corresponding deduction.

NEW PLAN BENEFITS

     The Committee, in its sole discretion, selects both the participants and that number of stock options that each participant will be awarded. Since no decisions have been made with respect to the grants of any awards under the Stock Incentive Plan, it is not possible to determine the benefits or dollar amounts to be received by either the named executive officers, the executive group or the non-executive officer group.

THE CORPORATION'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2000 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2000 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF THE CORPORATION WILL BE VOTED "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN THE ENCLOSED PROXY.

STOCKHOLDER PROPOSALS

     The Corporation's annual meeting for 2002 will be held Wednesday, March 6, 2002. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 2002 annual meeting must submit such proposal or proposals in writing to the Corporation at its executive office in Tulsa, Oklahoma,
Attention: Corporate Secretary, on or before September 28, 2001. For any other proposal that a stockholder wishes to have considered at the Corporation's 2002 annual meeting, the Corporate Secretary must receive written notice of such proposal during the period beginning December 12, 2001, and ending January 11, 2002. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion to vote on such matters at the meeting. In addition, proposals must also comply with the Corporation's Bylaws and the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

     As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

                                             By Order of the Board of Directors

                                                    /s/ Steven R. Mackey
                                                      STEVEN R. MACKEY
                                                         Secretary

Dated: January 26, 2001

                                                                    APPENDIX "A"

                            HELMERICH & PAYNE, INC.

                           2000 STOCK INCENTIVE PLAN

                            HELMERICH & PAYNE, INC.

                           2000 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I      PURPOSE......................................   A-1
  Section 1.1     Purpose...................................   A-1
  Section 1.2     Establishment.............................   A-1
  Section 1.3     Shares Subject to the Plan................   A-1
ARTICLE II     DEFINITIONS..................................   A-1
  Section 2.1     "Affiliated Entity".......................   A-1
  Section 2.2     "Award"...................................   A-1
  Section 2.3     "Award Agreement".........................   A-1
  Section 2.4     "Board"...................................   A-1
  Section 2.5     "Change of Control Event".................   A-2
  Section 2.6     "Code"....................................   A-3
  Section 2.7     "Committee"...............................   A-3
  Section 2.8     "Common Stock"............................   A-3
  Section 2.9     "Company".................................   A-3
  Section 2.10    "Date of Grant"...........................   A-3
  Section 2.11    "Director"................................   A-3
  Section 2.12    "Eligible Employee".......................   A-3
  Section 2.13    "Exchange Act"............................   A-3
  Section 2.14    "Fair Market Value".......................   A-3
  Section 2.15    "Incentive Stock Option"..................   A-4
  Section 2.16    "Nonqualified Stock Option"...............   A-4
  Section 2.17    "Option"..................................   A-4
  Section 2.18    "Participant".............................   A-4
  Section 2.19    "Plan"....................................   A-4
  Section 2.20    "Restricted Stock Award"..................   A-4
  Section 2.21    "Subsidiary"..............................   A-4
ARTICLE III    ADMINISTRATION...............................   A-4
  Section 3.1     Administration of the Plan; the              A-4
     Committee..............................................
  Section 3.2     Committee to Make Rules and Interpret        A-5
     Plan...................................................
ARTICLE IV    GRANT OF AWARDS...............................   A-5
  Section 4.1     Committee to Grant Awards.................   A-5
ARTICLE V     ELIGIBILITY...................................   A-6
ARTICLE VI    STOCK OPTIONS.................................   A-6
  Section 6.1     Grant of Options..........................   A-6
  Section 6.2     Conditions of Options.....................   A-6

                                                              PAGE
                                                              ----
ARTICLE VII   RESTRICTED STOCK AWARDS.......................   A-8
  Section 7.1     Grant of Restricted Stock Awards..........   A-8
  Section 7.2     Conditions of Restricted Stock Awards.....   A-8
ARTICLE VIII  STOCK ADJUSTMENTS.............................   A-9
ARTICLE IX    GENERAL.......................................   A-9
  Section 9.1     Amendment or Termination of Plan..........   A-9
  Section 9.2     Termination of Employment.................  A-10
  Section 9.3     Limited Transferability - Options.........  A-10
  Section 9.4     Withholding Taxes.........................  A-10
  Section 9.5     Change of Control.........................  A-11
  Section 9.6     Amendments to Awards......................  A-11
  Section 9.7     Regulatory Approval and Listings..........  A-11
  Section 9.8     Right to Continued Employment.............  A-11
  Section 9.9     Reliance on Reports.......................  A-11
  Section 9.10    Construction..............................  A-12
  Section 9.11    Governing Law.............................  A-12

                                   ARTICLE I

                                    PURPOSE

     SECTION 1.1 Purpose. This 2000 Stock Incentive Plan (the "Plan") is established by Helmerich & Payne, Inc. (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Eligible Employees and Directors subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of December 6, 2000 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

     SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of Three Million (3,000,000) shares of Common Stock.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 2.1 "Affiliated Entity" means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

     SECTION 2.2 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Employee or Director by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.4  "Board" means the Board of Directors of the Company.

     SECTION 2.5  "Change of Control Event" means each of the following:

          (i) The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
     (2), and (3) of subsection (iii) of this Section 2.5; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the shareholders of the Company of a reorganization, share exchange, merger (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such

     Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

          (iv) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     SECTION 2.6 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     SECTION 2.7  "Committee" means the Human Resources Committee of the Board.

     SECTION 2.8 "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.9 "Company" means Helmerich & Payne, Inc., a Delaware corporation.

     SECTION 2.10 "Date of Grant" means the date on which the granting of an Award to a Participant is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.11 "Director" means any person who is a member of the Board and is not an employee of the Company, a Subsidiary or an Affiliated Entity.

     SECTION 2.12 "Eligible Employee" means any key employee of the Company, a Subsidiary, or an Affiliated Entity.

     SECTION 2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.14 "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.15 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.16 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.17 "Option" means an Award granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.18 "Participant" means an Eligible Employee or Director of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee under the Plan.

     SECTION 2.19 "Plan" means the Helmerich & Payne, Inc. 2000 Stock Incentive Plan.

     SECTION 2.20 "Restricted Stock Award" means an Award granted to a Participant under Article VII of the Plan.

     SECTION 2.21 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                  ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1  Administration of the Plan; the Committee.

     The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (i) Select the Participants to be granted Awards.

          (ii) Determine the time or times when Awards will be made.

          (iii) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (iv) Determine whether Awards will be granted singly or in combination.

          (v) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

          (vi) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                GRANT OF AWARDS

     SECTION 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

          (i) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any calendar year may not exceed 200,000.

          (ii) Subject to Article VIII, in no event shall more than 450,000 shares of Common Stock subject to the Plan be awarded to Participants as Restricted Stock Awards (the "Restricted Stock Award Limit").

          (iii) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan.

          (iv) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (v) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (vi) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

                                   ARTICLE V

                                  ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees and Directors those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                 STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (i) Exercise Price. As limited by Section 6.2(v) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (ii) Form of Payment. The exercise price of an Option may be paid (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (3) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

          (iii) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

          (iv) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (1) the period or periods and the conditions of exercisability of any Option;
     (2) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (3) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (4) conditions under which such Options or shares may be subject to forfeiture; (5) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (6) the achievement by the Company of specified performance criteria; and (7) non-compete and protection of business matters.

          (v) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to individuals who are Eligible Employees of the Company or a Subsidiary. Furthermore, Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.

          (vi) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (vii) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                  ARTICLE VII

                            RESTRICTED STOCK AWARDS

     SECTION 7.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (i) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, each Restricted Stock Award shall have a minimum Restriction Period of at least three years. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 9.5, the Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (ii) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (iii) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                               STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE IX

                                    GENERAL

     SECTION 9.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII) or
(ii) modify any provision of the Plan which would materially increase the benefit or rights of any Participant in the Plan.

     SECTION 9.2 Termination of Employment. If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity terminates on or after his "Retirement Date" as such term is defined in the Helmerich & Payne, Inc. Employees' Retirement Plan (or its successor), death or disability (as defined in Section 22(e) of the Code), the Participant (or his personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability (as defined above) in lieu of the 3 month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If a Participant's employment terminates for any other reason, the Participant shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

     SECTION 9.3 Limited Transferability - Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (1) unless the Committee otherwise permits, there may be no consideration for any such transfer, (2) the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (3) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section
9.2 hereof, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 9.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.2 hereof. No transfer pursuant to this Section 9.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, subject to the foregoing provisions of this Section 9.3, Awards shall be transferable only by will or the laws of descent and distribution; however, no such transfer of an Award by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

     SECTION 9.4 Withholding Taxes. A Participant shall pay the amount of taxes required by law upon the exercise of an option in cash or as otherwise permitted in this Section 9.4. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common

Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes; provided, the foregoing notwithstanding, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

     SECTION 9.5 Change of Control. Awards granted under the Plan to any Participant shall be immediately and automatically vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

     SECTION 9.6 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     SECTION 9.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

          (i) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (iii) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.8 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 9.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 9.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

                                                                    APPENDIX "B"

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF HELMERICH & PAYNE, INC.

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Helmerich & Payne, Inc. Board of Directors ("Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity and quality of Helmerich & Payne, Inc.'s (the "Company") financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and financial risk exposure.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall be appointed by the Board and shall meet the requirements of the New York Stock Exchange ("NYSE"). By June 6, 2001, the Audit Committee shall be comprised of three or more directors. All members of the Audit Committee shall be independent of management and the Company as defined in the NYSE listing standards. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall have accounting or related financial management expertise.

     The Audit Committee shall meet at least two (2) times annually, or more frequently as circumstances dictate. If the Audit Committee Chair is not present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as an Audit Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     A. General Review Procedures.  The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the Charter published at least every three (3) years in accordance with SEC regulations.

          2. Review the Company's annual audited financial statements prior to filing. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

          3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

          4. Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with generally accepted auditing standards. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     B. Independent Auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall:

          1. Review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approval of any discharge of auditors when circumstances warrant.

          2. Approve the fees and other significant compensation to be paid to the independent auditors.

          3. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

          4. Discuss the audit scope of the independent auditors.

          5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

          6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     C. Internal Audit Department and Legal Compliance. The Audit Committee shall:

          1. Review the audit plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

          2. Review the appointment, performance, and replacement of the senior internal auditor.

          3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

          4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     D. Other Audit Committee Responsibilities.  The Audit Committee shall:

          1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

          2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing laws, as the Audit Committee or the Board deems necessary or appropriate.

          3. Maintain minutes of meetings and periodically provide reports to the Board.

                                             -----------------------------------
                                             -----------------------------------

                                                  NOTICE OF ANNUAL MEETING

                                                       OF STOCKHOLDERS

                                                         TO BE HELD

                                                        MARCH 7, 2001

                                                             AND

                                                       PROXY STATEMENT

                                                [HELMERICH & PAYNE, INC. LOGO
                                                          OMITTED]

                                                   HELMERICH & PAYNE, INC.

                                             -----------------------------------
                                             -----------------------------------

PROXY FOR ANNUAL MEETING           THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

HELMERICH & PAYNE, INC.            The undersigned hereby appoints as his/her proxies, with
                                   powers of substitution and revocation, W. H. Helmerich, III,
----------------------------       Hans Helmerich, and Steven R. Mackey, or each of them, to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of
                                   Stockholders of Helmerich & Payne, Inc., to be held at The
                                   Philbrook Museum Of Art, Patti Johnson Wilson Hall, 2727 South
                                   Rockford Road, Tulsa, Oklahoma, on Wednesday, March 7, 2001,
                                   at 12:00 noon, Tulsa time, and all adjournments thereof.

1.       "Nominees for Directors of the First Class" for a three-year term are Hans Helmerich, George S.
         Dotson and George A. Schaefer. DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 1.

         [ ] FOR all listed nominees          [ ] WITHHOLD vote from           [ ] WITHHOLD vote only from
                                                  all listed nominees
                                                                                   -----------------------

2.       Approval of the Helmerich & Payne, Inc. 2000 Stock Incentive Plan. DIRECTORS RECOMMEND A VOTE
         FOR PROPOSAL 2.

         [ ] FOR                              [ ] AGAINST                      [ ] ABSTAIN

3.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                         (Continued on Next Page)

                           (Continued from First Page)

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINE PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINE PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS AND FOR PROPOSAL 2.

         PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Dated:                            , 2001.
                                           ---------------------------


                                    --------------------------------------------
                                    (Sign here exactly as name appears. When signing as attorney, executor, administrator, guardian, or corporate official, please give your full title as such.)

                          APPENDIX TO ELECTRONIC FILING

               LIST OF IMAGE INFORMATION NOT FILED ELECTRONICALLY

Photographs of the Directors and Nominees for Directors have been omitted from Pages 5 through 7 of this Proxy Statement.

A graphic representation of the Performance Graph described on Page 17 of this Proxy Statement has been omitted.

Proxy for Annual Meeting is filed herewith as an appendix.